UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On June 29, 2018, Targa Resources Partners LP (the “Partnership”) entered into the Third Amendment and Restatement Agreement (the “Restatement Agreement”) to effectuate the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, and the lenders party thereto. The Credit Agreement amends and restates the Partnership’s existing credit facility to provide for a revolving credit facility in an initial aggregate principal amount up to $2,200,000,000 (with an option to increase such maximum aggregate principal amount by up to $500,000,000 in the future, subject to the terms of the Credit Agreement) and a swing line sub-facility of up to $100,000,000. The Credit Agreement matures on June 29, 2023.

The Credit Agreement provides for, among other things, certain changes to occur upon the occurrence of an “Investment Grade Event,” including the release of all security interests in all “Collateral” at the request of the Partnership.

The revolving credit facility bears interest at the Partnership’s option, at (a) the highest of Bank of America’s prime rate, the federal funds rate plus 0.5% and the one-month LIBOR rate plus 1.0% (subject in each case to a floor of 0.0%), plus an applicable margin (i) before the collateral release date, ranging from 0.25% to 1.25% dependent on the Partnership’s ratio of consolidated funded indebtedness to consolidated adjusted EBITDA and (ii) upon and after the collateral release date, ranging from 0.125% to 0.75% dependent on the Partnership’s non-credit-enhanced senior unsecured long-term debt ratings, or (b) LIBOR plus an applicable margin (i) before the collateral release date, ranging from 1.25% to 2.25% dependent on the Partnership’s ratio of consolidated funded indebtedness to consolidated adjusted EBITDA and (ii) upon and after the collateral release date, ranging from 1.125% to 1.75% dependent on the Partnership’s non-credit-enhanced senior unsecured long-term debt ratings.

The Partnership is required to pay a commitment fee equal to an applicable rate ranging from (a) before the collateral release date, 0.25% to 0.375% (dependent on the Partnership’s ratio of consolidated funded indebtedness to consolidated adjusted EBITDA) and (b) upon and after the collateral release date, 0.125% to 0.35% (dependent on the Partnership’s non-credit-enhanced senior unsecured long-term debt ratings), in each case times the actual daily unused portion of the revolving credit facility.

The Credit Agreement requires the Partnership to maintain a total leverage ratio (the ratio of consolidated indebtedness to the Partnership’s consolidated adjusted EBITDA, in each case as defined in the Credit Agreement), determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, of no more than (a) before the collateral release date, 5.50 to 1.00 and (b) upon and after the collateral release date, 5.25 to 1.00 (or 5.50 to 1.00 during a specified acquisition period). The Credit Agreement generally removes the requirement that the Partnership maintain a maximum senior leverage ratio (the ratio of consolidated indebtedness, excluding indebtedness arising in connection with certain unsecured debt and debt under any permitted receivables financing, to consolidated adjusted EBITDA) of no more than 4.00 to 1.00, except that the Partnership may not incur second lien indebtedness or consummate an acquisition of, or investment in, any unrestricted subsidiary that would cause the Partnership’s senior leverage ratio to exceed 4.00 to 1.00 and the Partnership may not redeem its preferred units if doing so would cause its senior leverage ratio to exceed 3.50 to 1.00. The Credit Agreement also requires the Partnership to maintain an interest coverage ratio of no less than 2.25 to 1.00 determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination. For any four-fiscal quarter period during which a material acquisition or disposition occurs, the total leverage ratio and interest coverage ratio will be determined on a pro forma basis as though such event had occurred as of the first day of such four-fiscal quarter period.

The Credit Agreement restricts the Partnership’s ability to make distributions of available cash to unitholders if a default or an event of default (as defined in the Credit Agreement) exists or would result from such distribution. In addition, the Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to incur indebtedness, grant liens, make investments, repay or amend the terms of certain other indebtedness, merge or consolidate, sell assets, and engage in transactions with affiliates (in each case, subject to the Partnership’s right to incur indebtedness or grant liens in connection with, and convey accounts receivable as part of, a permitted receivables financing, the aggregate principal of which shall not exceed $400,000,000).

The description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit A to the Restatement Agreement filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Certain of the lenders or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of the Partnership’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership has entered into derivative financial transactions with affiliates of Bank of America, N.A., and certain of the other lenders on terms it believes to be customary in connection with these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment and Restatement Agreement dated as of June 29, 2018, by and among Targa Resources Partners LP, Bank of America, N.A., and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 3, 2018

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

4